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                                                                EXHIBIT 11

                       Merge Technologies Incorporated
Statement Regarding Computation of Net Loss per share of Common Stock

                                                           YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                                          1995                1996                1996                 1997
                                                     --------------     --------------       -------------        -----------
Net income (loss) before extraordinary item          $    (484,373)     $    (283,193)      $    (153,350)         $   114,641

Net income (loss)                                    $    (484,373)     $    (113,679)      $      16,164          $   114,641

Weighted average Common
 Shares outstanding                                      2,273,432          3,464,989           3,025,958            3,899,467

Additional shares pursuant
 to SAB 83 computation                                     502,748            502,748             502,748              502,748
                                                     -------------      -------------       -------------          -----------
Shares used in computing
 net income (loss)
 per share of Common Stock                               2,776,180          3,967,737           3,528,706            4,402,215
                                                     =============      =============       =============          ===========

Net income (loss) before extraordinary item per
 share of Common Stock                               $       (0.17)     $       (0.07)      $       (0.04)         $      0.03
                                                     =============      =============       =============          ===========

Net income (loss) per
 share of Common Stock                               $       (0.17)     $       (0.03)      $        0.00          $      0.03
                                                     =============      =============       =============          ===========